Exhibit 10.26
LEASE AGREEMENT
     This Lease Agreement (“Agreement”) is entered into and effective as of the 8th day of November, 2005, by and between Professional Veterinary Products Ltd., a Nebraska corporation with its principal place of business at 10077 South 134th Street, Sarpy County, Omaha, Nebraska, 68138 (“PVP”), and Independent Veterinary Group LLC, a Kentucky limited liability company (“IVG”), with its principal place of business at 324 Henry Street, Fayette County, Lexington, KY 40508.
     1. Premises. IVG hereby leases to PVP, and PVP hereby leases from IVG, for the “Term” (as defined herein), at the rental and upon all of the conditions set forth herein, certain real property located in Fayette County, Kentucky, as more particularly described on Exhibit A attached hereto and made a part hereof (“Leased Premises”).
     2. Use of Premises. PVP may use the Leased Premises for any lawful purpose. PVP will not use or permit the use of the Leased Premises for any use or purpose in violation of any laws, ordinances or regulations, and PVP generally will in all respects and at all times fully comply with all applicable health, fire, and police regulations, and shall not permit the Leased Premises to be used in such a manner to constitute a nuisance.
     3. Term. The term of this Lease shall be for a period of seventeen months, commencing on November 1st, 2005 (“Commencement Date”), and ending (unless sooner terminated pursuant to the provisions of this Lease) on March 31, 2007 (the “Term”).
     4. Rental. During the Term, PVP shall pay rental (“Rent”) to IVG in seventeen (17) regular monthly installments of three thousand six hundred fourteen and 00/100 beginning on November 1, 2005 ($3,614.00). The Rent shall be due and payable to IVG on the 1st day of each and every calendar month during the Term, provided that the first installment of Rent shall be due and payable to IVG upon execution of this agreement. PVP shall pay the Rent to IVG at the address specified herein or to such other persons or at such other places as IVG may designate in writing.
     5. Improvement of the Leased Premises. Subject to the approval of IVG, PVP shall have the right to make such nonstructural modifications, improvements and/or alterations to the Leased Premises including, without limitation, such modifications, improvements and/or alterations as may be necessary to accommodate PVP’s intended use of the Leased Premises. PVP agrees to hold IVG harmless from claims for mechanics, materialmen or other liens arising in connection with any such modification, improvements and alterations made to the Leased Premises, and PVP will, if required by IVG, furnish waivers in connection with the making of alterations, additions or improvements to the Leased Premises. PVP shall not commit waste, or allow or permit waste to be committed on the Leased Premises. PVP shall surrender the Leased Premises at the termination of this Lease in good condition, reasonable wear and tear excepted.
     6. Insurance.
          6.1 Fire and Hazard Insurance. IVG warrants and represents to PVP that a policy or policies of insurance covering loss or damage to the Leased Premises and the building(s) thereon in the amount of the full replacement value thereof, providing protection against all

In the event IVG fails to maintain the Leased Premises as provided in this Section 9, PVP shall send written notice of such failure to IVG. Ten (10) days after sending such notice to IVG, PVP may perform or cause to be performed the maintenance, repairs or replacements that IVG failed to perform, and perils included within the classifications of fire, extended coverage, vandalism, malicious mischief and special extended perils (all risks), and hazard insurance under a standard fire and extended coverage endorsement, shall be kept in force at all times during the Term of this Lease which insurance shall name PVP as an additional insured, as its interest may appear. IVG shall cause certificates evidencing the existence of such insurance policies to be delivered to PVP prior to the Commencement Date of this Lease.
          6.2 Liability Insurance. PVP shall, at its sole cost and expense, obtain and keep in force at all times during the Term of this Lease, an insurance policy or policies of comprehensive public liability insurance insuring IVG and PVP against all liability arising out of the use or occupancy of the Leased Premises and the building located thereon, in the amount of at least $1,000,000.
          6.3 Personal Property Insurance. All personal property placed in or on the Leased Premises by PVP shall be at the risk of PVP. PVP shall, at its sole cost and expense, obtain and keep in force at all time during the Term of this Lease a policy or policies of insurance covering loss or damage to PVP’s personal property and fixtures located in or on the Leased Premises, providing protection against all perils included within the classifications of fire, extended coverage, vandalism, malicious mischief and special extended perils (all risks).
          6.4 Waiver of Subrogation. IVG and PVP each hereby waives any and all rights of recovery against the other, or against the directors, officers, employees, agents and representatives of the other, for loss or damage to such waiving party or its property or the property of others under its control, to the extent such damage or destruction is insured against under any insurance policies in force at the time of such loss or damage. IVG and PVP agree to cause their insurance policies with respect to the Leased Premises and property contained therein to be endorsed to permit the foregoing waiver of subrogation.
     7. Utility Charges. PVP shall pay all utility charges which may be levied, accessed or imposed upon or against the Leased Premises, including, but not limited to, all charges for heating, electricity, air conditioning, telephone, water, sewer and trash removal services.
     8. Property Taxes. PVP shall be responsible for the payment of all taxes, if any, assessed and levied upon its business operations conducted at the Leased Premises and upon all trade fixtures, furnishings, equipment and other personal property of PVP contained in or on the Leased Premises.
     9. Maintenance of Leased Premises. IVG shall be solely responsible, at its sole cost and expense, for the repair and maintenance of the interior and exterior of the Leased Premises including, without limitation, the repair, maintenance and/or replacement of all structural elements, HVAC units, duct work, electrical systems, plumbing and all other mechanical systems. IVG shall indemnify and hold PVP harmless from all claims, losses, damages and expenses, including, without limitation, reasonable attorneys’ fees, arising out of IVG’s failure to maintain the Leased Premises in accordance with this Lease. PVP shall be responsible for any structural, physical or other damage that occurs for the premises or any of its operating systems which are caused by PVP’s activities or the activities of its employees, agents, or business invitees who are not Members of the Kentucky Independent Veterinary Group. PVP

agrees to repair any such damage, restoring the premises or any operating system damaged as defined by this paragraph to the condition existing at the time the damage occurred. In the event IVG fails to maintain the Leased Premises as provided in this Section 9, PVP shall send written notice of such failure to IVG. Ten (10) days after sending such notice to IVG, if IVG has refused in writing to make such repairs, PVP may perform or cause to be performed the maintenance, repairs or replacements that IVG failed to perform, and IVG shall be liable for the total cost of any such maintenance, repairs or replacements; provided that PVP will request and provide IVG with at least two good faith, arms length estimates of the cost of making such repair or replacements or providing such maintenance. PVP may, in its discretion, deduct the costs and expenses incurred by PVP only from the Rent otherwise due to IVG hereunder.
     10. Damage or Destruction. If, during the Term, the Leased Premises shall be totally damaged by fire, the elements, casualty, war, insurrection, riot, public disorder or any other cause so as to be totally destroyed, then this Lease shall be deemed terminated as of the date of such occurrence, and the Rent due hereunder shall be prorated through the date of such termination, with any Rent paid in advance refunded to PVP. If, during the Term, the Leased Premises shall be partially damaged by any cause as described in the foregoing sentence, IVG shall restore the Leased Premises to the extent of insurance proceeds actually received by IVG, provided that the Rent due hereunder during such period of restoration shall be reduced to such extent as may be fair and equitable under all of the circumstances.
     11. Condemnation.
          11.1 Total Taking. If the whole or any substantial part of the Leased Premises or access thereto should be taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, this Lease shall terminate and the Rent and other sums due hereunder shall be abated during the unexpired portion of this Lease, effective when the physical taking of the Leased Premises shall occur.
          11.2 Partial Taking. If less than a substantial part of the Leased Premises or access thereto shall be taken for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, this Lease shall not terminate, but the Rent and others sums due hereunder during the unexpired Term of this Lease shall be reduced to such extent as may be fair and equitable under all of the circumstances.
          11.3 Condemnation Awards. In the event of any taking, IVG and PVP shall each be entitled to receive and retain such separate awards and portion of lump sum awards as may be allocated to their respective interests by the court in any condemnation proceedings.
     12. Indemnification. IVG shall indemnify and hold PVP harmless from and against all costs, expenses, losses and damages of any kind or nature, including attorneys’ fees, which PVP may incur because of any breach of any of the representations and warranties and covenants of IVG herein contained. IVG will indemnify PVP and save it harmless from and against any and all claims, actions, damages, liability and expenses (including attorney fees) in connection with the loss of life, personal injury or damage to property arising from or out of any occurrence in, upon or at the Leased Premises, or the occupancy or use of the Leased Premises or any part thereof where occasioned wholly or in part by any act or omission of IVG, its agents, contractors, employees, servants, or concessionaires.
     13. Default. In the event that a “Default” (as hereinafter defined) shall occur, then IVG shall have the right immediately to terminate this Lease and shall have the immediate right of re-entry and repossession of the Leased Premises without any obligation to compensate PVP in any manner therefor. “Default” is defined as (i) the failure by PVP to make any payment of Rent or other payments required hereunder within 15 days following PVP’s receipt of written notice thereof from IVG; or (ii) the failure by PVP to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by PVP, and the continuance of such failure without curing the same for a period of 30 days after receipt by PVP of written notice thereof from IVG, which notice shall specify in detail the nature of such failure.
     14. Miscellaneous.
          14.1 Notices. All notices, requests, consents, demands and other communications required or permitted to be given or made under this Lease shall be in writing and shall be deemed to have been duly given (a) on the date of personal delivery or (b) on the date of deposit in the United States Mail, postage prepaid, by registered mail, return receipt requested, or (c) on the date of transmission by telegram, cable, telex or telephonic facsimile transmission, or (d) on the date of delivery to a nationally recognized overnight courier service, in each case, addressed as follows or to such other person or address as either party shall designate by notice to the other parties in accordance herewith:

If to IVG:	IVG LLC
Attn: William V. Woodson III
324 Henry Street
Lexington, KY 40508

If to PVP:	Professional Veterinary Products LLC
Attn: Steve Price
10077 South 134th Street
Omaha, NE 68138
          14.2 Entire Agreement. This Lease constitutes the entire agreement of the parties hereto pertaining to its subject matter, and supersedes all prior or contemporaneous agreements, undertakings and understandings of the parties in connection with the subject matter hereof.
          14.3 Commissions. Each of the parties hereto hereby represents and warrants to the other that there are no real estate commissions or brokers’ fees due in connection with the transactions contemplated hereby, and each of them agrees to indemnify and hold the other harmless for any damage or loss suffered as a result of a breach of this warranty by either party.
          14.4 Risk of Loss. All risks of loss of any kind with respect to the Leased Premises, including, but not limited to, damage or destruction of the Leased Premises and condemnation of the Leased Premises, shall remain upon IVG until the Closing.

          14.5 Binding Effect. This Lease shall run to the benefit of, and be binding upon, IVG and PVP and their respective successors and assigns.
          14.6 Headings. Descriptive headings herein are for convenience only and shall not control or affect the meaning or construction of any provision of this Lease.
          14.7 Time of Essence. Time shall be of the essence with respect to the performance of all obligations of IVG and PVP hereunder.
          14.8 Governing Law. This Lease is being delivered in the Commonwealth of Kentucky and shall be construed, interpreted and enforced in accordance with the laws of such State.
          14.9 Waiver. The waiver by any party hereto of a single breach of any covenant, representation, or warranty herein contained shall not be deemed a continuing waiver of such breach nor a waiver of any breach of any other covenant, representation, or warranty herein contained; but to the contrary, demand may be made at any time for the cure of any such breach.
     15. Attorney Fees. If IVG and PVP shall default with respect to any of their respective obligations hereunder and there is litigation with respect to any such default, the non-prevailing party shall pay the court costs and a reasonable attorney’s fee of the prevailing party.
     16. Subordination. IVG agrees that it will, upon written demand by PVP, execute such documents as may be required at any time and from time to time to subordinate the rights and interest of IVG in this Lease to the lien of any mortgage, mortgages, trust deed or trust deeds pertaining to the leasehold estate of PVP created hereby.
     17. Recording. Either party shall, upon request of the other, execute, acknowledge and deliver to the other a “short form” memorandum of this Lease for recording purposes.
     18. Signs. IVG, upon request, agrees to fully cooperate in any proceeding and to execute any necessary consents or applications in respect thereto which may be required by law to permit the erection of PVP’s signs on the Leased Premises.
     19. Quiet Enjoyment. Upon payment by PVP of the Rent herein provided and upon the observance and performance of all the covenants, terms and conditions upon PVP’s part to be observed and performed, PVP shall peaceably and quietly hold and enjoy the Leased Premises for the Term without hindrance or interruption by IVG or any other person or persons lawfully or equitably claiming by, through or under IVG, subject to the terms and conditions of this Lease.

     In Witness Whereof, the parties have entered into this Agreement as of the date first written above.

Professional Veterinary Products Ltd

By:	/s/ Dr. Lionel L. Reilly

Title:	President

Date:	November 08, 2005

Independent Veterinary Group LLC

By:	/s/ William V. Woodson III

Title:	Member

Date:	November 7, 2005

Exhibit A
     The Leased Premises includes the real property at 324 Henry Street, Lexington, Kentucky, 40508, which is outlined on the attached drawing. (A copy of the legal description of Leased Premises is available for review at IVG’s offices and will be incorporated into this Exhibit A upon PVPL’s request.)
     For purposes of this Lease Agreement, and specifically Section 6.2, the insurance which PVPL is required to keep in force shall only cover the Leased Premises – PVPL specifically shall not be required to provide insurance coverage for any additional real estate, including but not limited to any part of the building which contains the Leased Premises which is not leased to PVPL.
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